UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: March 23, 2009
(Date of earliest event reported)

Uniprop Manufactured Housing Communities Income Fund

(Exact name of registrant as specified in its charter)

Michigan		38-25930667
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

280 Daines Street, Suite 300, Birmingham, MI  48009

(Address of principal executive offices) (Zip Code)

248-645-9220

Registrant’s telephone number, including area code

           (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

In addition to the Notice of Default on the first mortgage loan reported in Form 8-K dated February 10 and Form 8-K/A dated February 19, 2009, Uniprop Manufactured Housing Communities Income Fund (the “Fund”) has also received a Notice of Default from National City Bank as the Fund was unable to make the required debt service payment due on March 20, 2009, on its term loan with National City.

The Fund is negotiating various cures to these two defaults including possible forbearance agreements and sale of Aztec Estates and Old Dutch Farms.  Absent an agreement, both lenders are very likely to pursue any and all legal remedies available to them including foreclosure on the properties and an action against the guarantor on the term loan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIPROP MANUFACTURED HOUSING COMMUNITIES INCOME FUND (Registrant)
	By:	P.I. Associates Limited Partnership, General Partner
Dated: March 23, 2009	By:	/s/ Joel Schwartz
Joel Schwartz
Principal Financial Officer